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                                                                    EXHIBIT 23.1

                 [YORK, NEEL & CO. - OWENSBORO, LLP LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Kentucky National Bancorp, Inc.
Elizabethtown, Kentucky

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 and in the related Prospectus, of our report dated February 10, 2000, relating to the financial statements of Kentucky National Bancorp, Inc., included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.



/s/ York, Neel & Co.  - Owensboro, LLP
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York, Neel & Co. - Owensboro, LLP

Owensboro, Kentucky
March 24, 2000